EXHIBIT 99.1

                                  PRESS RELEASE

Monterey Gourmet Foods, Inc.
1528 Moffett Street
Salinas, California 93905
831/753-6262

FOR IMMEDIATE RELEASE

      Monterey Gourmet Foods Announces Fourth Quarter and Year End Results
              Quarterly Sales Up 13% and Fourth Quarter EPS at $.03

SALINAS, CA (February 16, 2007) -- Monterey Gourmet Foods (NASDAQ: PSTA) today announced a fourth quarter sales increase of 13% to $26,648,000 compared to $23,658,000 for the fourth quarter 2005. The Company also reported net income of $516,000 or $.03 per share for the fourth quarter ended December 31, 2006. This compares to the net loss of $697,000 or $.05 per share for the fourth quarter ended December 31, 2005 - a $1.2 million improvement.

For the calendar year ended December 31, 2006, the Company reported net revenues of $94,297,000, resulting in a net loss of $3,110,000 or $0.19 per share on 16.1 million weighted average shares outstanding. This compares with net revenues for the twelve months ended December 31, 2005, of $85,248,000, with a net loss of $537,000, or $0.04 per share on 14.5 million weighted average shares outstanding.

Eric Eddings, President/CEO of Monterey Gourmet Foods, explained, "We are encouraged with the fourth quarter increase in sales, margins and income compared to the previous year, especially because it is a broad increase across all of our brands. Our revenues increased 13%, our gross profit improved by 23% and our net income improved by $1,213,000."

Commenting further on the year end results, Mr. Eddings stated, "Our revenues increased 11% to $94,297,000 and our gross profit increased 18% to $27,439,000. Because of reduced revenue in the third quarter of 2006 from our investment in Casual Gourmet Foods, we impaired this investment by $3,160,000 which created an operating loss of $2 462,000 for the 2006 calendar year compared to an operating loss of $358,000 for the calendar year 2005. However, as indicated in our statement of cash flows, we generated $7.0 million in cash from operating activities during 2006."

Mr. Eddings addressed the outlook for 2007 with these comments: "With the completion of our plant consolidation project, the realignment of our resources, and the expansion of the responsibilities of key individuals from our various subsidiaries across all of our brands, we begin 2007 as one company, with one sales force, and a unified vision for marketing our multiple brands. The fourth quarter results are very encouraging and provide us with push towards even stronger momentum as we go forward."

In conclusion, Eddings emphasized, "While we still have challenges ahead, we believe our recent achievements validate our strategy and provide us with the roadmap for future success. We wish to invite all interested parties to listen to our conference call later today where we will further discuss recent developments and future initiatives."

MORE ABOUT MONTEREY GOURMET FOODS (PSTA)

Monterey Gourmet Foods manufactures USDA inspected, fresh gourmet refrigerated food products at its integrated 133,000 square foot corporate headquarters, distribution, and manufacturing facilities in Salinas, (Monterey County) California, Seattle, Washington, and Eugene, Oregon. Monterey Gourmet Foods has national distribution of its products in over 10,000 retail and club stores throughout the United States and selected regions of Canada, the Caribbean, Latin America, and Asia Pacific. For more information about Monterey Gourmet Foods, visit www.MontereyGourmetFoods.com.

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


This press release contains forward-looking statements concerning the effect of Monterey Gourmet Foods' corporate acquisitions and product innovations on projected sales for future periods including without limitation statements including such terms as "we are encouraged," very encouraging," "provide us with a push," "very excited," "validate our strategy" and "roadmap for future success." These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the Company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Monterey Gourmet Foods' actual results to differ from such forward-looking statements are the following: (i) the process associated with the integrations of all the Company's brands, plants and sales force, (ii) a significant reduction of sales to two major customers currently comprising a majority of total revenues, (iii) the retention of newly acquired customers including achieving volume projections for these new customers, (iv) the Company's ability to achieve improved production efficiencies, (v) the timely and cost-effective introduction of new products in the coming months, (vi) the utilization of the recently-completed plant expansion and the increased fixed costs associated with increased plant capacity, (vii) retention of key personnel and retention of key management,
(viii) the risks inherent in food production, (ix) intense competition in the market in which the Company competes and (x) Monterey Gourmet Foods' ability to source competitively priced raw materials to achieve historical operating margins. In addition, the Company's results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes, and laws and regulations in markets where the Company competes.

The Company has provided additional information regarding risks associated with the business in the Company's Annual Report on Form 10-K for fiscal 2005, its Proxy Statement filed April 21, 2006, Forms 10-Q filed for our quarters ended March 31, 2006, June 30, 2006, and September 30, 2006 and Forms 8-K filed on January 23, February 23, March 9, April 25, June 13, June 28, September 11, September 21, October 5 and November 8, 2006. The Company undertakes no obligation to update or revise publicly, any forward-looking statements whether as a result of new information, future events or otherwise.


CONTACT: Eric Eddings,  Chief Executive Officer, erice@montereygourmetfoods.com
         Scott Wheeler, Chief Financial Officer, scottw@montereygourmetfoods.com


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

                          MONTEREY GOURMET FOODS, INC.
                           CONSOLIDATED BALANCE SHEET
                      (in thousands, except share amounts)

                                                                                     December 31,         December 31,
                                                                                        2006                 2005
                                                                                    -------------        -------------
ASSETS
Current assets:
  Cash and cash equivalents                                                         $       4,281        $         330
  Accounts receivable less allowances of $722 and $992                                      9,958                9,342
  Inventories                                                                               7,574                6,949
  Deferred tax assets-current                                                                 793                1,030
  Prepaid expenses and other                                                                  807                  866
                                                                                    -------------        -------------

  Total current assets                                                                     23,413               18,517

  Property and equipment, net                                                              15,303               14,324
  Deferred tax assets-long term                                                             5,240                6,172
  Deposits and other                                                                          174                  148
  Intangible assets, net                                                                    7,052               11,088
  Goodwill                                                                                 13,211               11,956
                                                                                    -------------        -------------

  Total assets                                                                      $      64,393        $      62,205
                                                                                    =============        =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft                                                                    $          --        $       1,507
  Line of credit                                                                               --                3,000
  Accounts payable                                                                          7,835                4,171
  Accrued payroll and related benefits                                                      1,487                1,246
  Accrued and other current liabilities                                                     1,577                1,053
  Current portion of notes, loans, and capital leases payable                               1,018                2,521
                                                                                    -------------        -------------

  Total current liabilities                                                                11,917               13,498

Notes, loans, and capital leases payable, less current portion                                129                6,626

Deferred tax liability-long term                                                            1,925                2,812

Minority interest                                                                             159                  159

Stockholders' equity:
  Preferred stock, $.001 par value,
  1,000,000 shares authorized, none outstanding
  Common stock, $.001 par value,
  50,000,000 shares authorized, 17,307,647 and 14,514,038 issued and outstanding               17                   14
  Additional paid-in capital                                                               59,796               45,534
  Accumulated deficit                                                                      (9,550)              (6,438)
                                                                                    -------------        -------------
  Total stockholders' equity                                                               50,263               39,110
                                                                                    -------------        -------------

  Total liabilities and stockholders' equity                                        $      64,393        $      62,205
                                                                                    =============        =============

    See accompanying summary of significant accounting policies and notes to consolidated financial statements

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

                          MONTEREY GOURMET FOODS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(000's $)
                                                   Fourth Quarter Ended             Twelve Months Ended
                                               ----------------------------    ----------------------------
                                               December 31,    December 31,    December 31,    December 31,
                                                   2006            2005            2006            2005
                                               ------------    ------------    ------------    ------------
Net revenues                                   $     26,648    $     23,658    $     94,297    $     85,248
Cost of sales                                        19,331          17,708          66,858          62,016
                                               ------------    ------------    ------------    ------------

Gross profit                                          7,317           5,950          27,439          23,232

Selling, general and administrative expenses          6,628           6,910          26,754          23,590
Impairment of intangible assets                          --              --           3,160              --
Gain on disposition of assets                            --              --              13              --
                                               ------------    ------------    ------------    ------------

Operating income  (loss)                                689            (960)         (2,462)           (358)

Other income, net                                        --              --               2              18

Interest income/(expense), net                           24            (201)           (355)           (628)
                                               ------------    ------------    ------------    ------------

Income (loss) before provision for income
   tax benefit/(expense)                                713          (1,161)         (2,815)           (968)
Provision for income tax benefit/(expense)             (197)            464            (295)            431
                                               ------------    ------------    ------------    ------------

Net income (loss)                              $        516    $       (697)   $     (3,110)   $       (537)
                                               ============    ============    ============    ============


Basic income (loss) per share                  $       0.03    $      (0.05)   $      (0.19)   $      (0.04)

Diluted income (loss) per share                $       0.03    $      (0.05)   $      (0.19)   $      (0.04)

Primary shares outstanding                       17,286,272      14,490,333      16,100,250      14,450,251

Diluted shares outstanding                       17,442,497      14,490,333      16,100,250      14,450,251

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

                          MONTEREY GOURMET FOODS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (in thousands, except share amounts)

                                                                                      Years Ended
                                                                       ------------------------------------------
                                                                           2006           2005           2004
                                                                       ------------   ------------   ------------
Cash flows from operating activities:
Net loss                                                               $     (3,110)  $       (537)  $     (1,344)
Adjustments to reconcile net  loss to net cash provided by (used in)
   operating activities net of acquisition:
           Deferred income taxes                                                282           (379)          (557)
           Depreciation and amortization                                      2,926          3,033          2,510
           Impairment of intangibles                                          3,160             --             --
           Provisions for allowances for bad debts, returns,
              adjustments and spoils                                          4,876          4,792          3,646
           Provisions for inventory allowances                                  629            499            550
           Tax benefit of disqualifying dispositions                             --             --             55
           Non-cash stock compensation                                          515             80             --
           (Gain) Loss on disposition of assets                                 (13)            --              5
           Changes in assets and liabilities:
               Accounts receivable                                           (5,492)        (6,554)        (2,924)
               Inventories                                                   (1,254)        (2,473)          (267)
               Prepaid expenses and other                                        33            205            538
               Accounts payable                                               3,664            972             (3)
               Accrued and other current liabilities                            765           (742)          (311)
                                                                       ------------   ------------   ------------
Net cash provided by (used in) operating activities                           6,981         (1,104)         1,898
                                                                       ------------   ------------   ------------

Cash flows from investing activities:
           Purchase of property and equipment                                (3,010)        (1,071)          (777)
           Gain on disposition of assets                                         13             --             --
           Acquisition of business net of cash and minority interest            (69)        (9,062)        (7,689)
                                                                       ------------   ------------   ------------
Net cash used in investing activities                                        (3,066)       (10,133)        (8,466)
                                                                       ------------   ------------   ------------

Cash flows from financing activities:
           Proceeds from bank borrowing                                          --          7,500          2,000
           Bank overdraft                                                    (1,507)         1,507             --
           Line of Credit                                                    (3,000)         3,000             --
           Repayment of debt                                                 (7,992)        (1,143)          (610)
           Tax benefit of disqualifying dispositions                              2             --             --
           Repayment of capital lease obligations                               (27)           (19)            (8)
           Proceeds from issuance of common stock                            12,560            153            470
                                                                       ------------   ------------   ------------
Net cash provided by financing activities                                        36         10,998          1,852
                                                                       ------------   ------------   ------------

Net decrease in cash and cash equivalents                                     3,951           (239)        (4,716)

Cash and cash equivalents, beginning of period                                  330            569          5,285
                                                                       ------------   ------------   ------------
Cash and cash equivalents, end of period                               $      4,281   $        330   $        569
                                                                       ============   ============   ============

Cash payments:
           Interest                                                    $        501   $        634   $        131
           Income taxes                                                           6              7             89

Non-cash investing and financing activities:
           Note issued to seller in acquisition of business            $         --   $         --   $      1,000
           Capital lease obligations                                             19             86              5
           Issuance of stock for acquisition of business                      1,186            198             --


    See accompanying summary of significant accounting policies and notes to consolidated financial statements


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